                                                                  EXHIBIT 10.34

            WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY $4,000,000
               EXCESS OF $1,000,000 PER OCCURRENCE EXCESS OF LOSS
                              REINSURANCE CONTRACT

                                    issued to

                           SEABRIGHT INSURANCE COMPANY
                                CHICAGO, ILLINOIS

        WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY $4,000,000 EXCESS OF $1,000,000 PER OCCURRENCE EXCESS OF LOSS REINSURANCE CONTRACT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE

          Preamble.......................................................     3
    1     Business Reinsured.............................................     3
    2     Retention and Limit............................................     3
    3     Aggregate Limit and Terrorism/Occupational Disease/Cumulative
          Trauma Sublimit................................................     4
    4     Term...........................................................     5
    5     Special Termination............................................     6
    6     Territory......................................................     7
    7     Warranty.......................................................     7
    8     Exclusions.....................................................     7
    9     Premium........................................................    10
   10     Contingent Profit Commission...................................    10
   11     Reinstatements.................................................    11
   12     Reports........................................................    11
   13     Definitions....................................................    12
   14     Net Retained Lines.............................................    15
   15     Extra Contractual Obligations..................................    15
   16     Loss in Excess of Policy Limits................................    16
   17     Legality.......................................................    16
   18     Loss Funding...................................................    16
   19     California SB 2093 Compliance..................................    18
   20     Delays, Errors or Omissions....................................    19
   21     Entire Agreement...............................................    19
   22     Access to Records..............................................    19
   23     Insolvency.....................................................    19
   24     Arbitration....................................................    20
   25     Taxes..........................................................    21
   26     Currency.......................................................    21
   27     Service of Suit................................................    22
   28     Offset.........................................................    22
   29     Loss Notices and Settlements...................................    23
   30     Federal Terrorism Excess Recovery..............................    24
   31     Commutation....................................................    25
   32     Special Acceptances............................................    26
   33     Mode of Execution..............................................    26
   34     Intermediary...................................................    26
          Company Signing Block..........................................    28

Effective: October 1, 2005                                  DOC: October 7, 2005
S32200-203


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

        WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY $4,000,000 EXCESS OF $1,000,000 PER OCCURRENCE EXCESS OF LOSS REINSURANCE CONTRACT

                                TABLE OF CONTENTS

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ATTACHMENTS                                                                 PAGE
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
              Nuclear Incident Exclusion Clause - Liability - Reinsurance
              - U.S.A....................................................    29


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        WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY $4,000,000 EXCESS
        OF $1,000,000 PER OCCURRENCE EXCESS OF LOSS REINSURANCE CONTRACT

This Contract is made and entered into by and between SEABRIGHT INSURANCE COMPANY, Chicago, Illinois (hereinafter called the "Company"), and the Subscribing Reinsurer specifically identified in the Interests and Liabilities Agreement attaching to and forming a part of this Contract (hereinafter called the "Reinsurer").

                                    ARTICLE 1

BUSINESS REINSURED

This Contract is to indemnify the Company in respect of the net excess liability as herein provided and specified which may accrue to the Company as a result of any loss or losses under any Policies classified by the Company as Workers' Compensation and Employers' Liability Business (including U.S. Longshore and Harbor Workers' Compensation Act, Jones Act, Federal Employers' Liability Act, and other Federal Acts) and Maritime Employers' Liability in force, written or renewed during the term of this Contract, by or on behalf of the Company subject to the terms and conditions herein contained.

                                    ARTICLE 2

RETENTION AND LIMIT

The Reinsurer will be liable in respect of each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $1,000,000 each and every Loss Occurrence, subject to a limit of liability to the Reinsurer of $4,000,000 each and every Loss Occurrence.

In addition to the retention described in the preceding paragraph, the Company will retain that amount of aggregate excess losses (i.e., the total of excess losses and loss expense recoverable under the preceding paragraph) in the amount of $2,000,000 (the annual aggregate deductible).

Recoveries from the Company's underlying layers, if any, will not be deducted when establishing Ultimate Net Loss for purposes of this Article.

If a Loss Occurrence involves a Policy with a deductible or self-insured retention of $1,000,000 or less, the Company will retain the first $1,000,000 of Ultimate Net Loss, each Loss Occurrence. The deductible or self -insured retention will contribute to the satisfaction of the Company's retention. The Reinsurer will then be liable for 100% of the amount by which the Ultimate Net Loss exceeds the Company's retention, inclusive of the deductible or self-insured retention. However, the liability of the Reinsurer will never exceed $4,000,000, each Loss Occurrence.


                                     3 of 31

If a Loss Occurrence involves a Policy with a deductible or a self-insured retention of greater than $1,000,000, the Company's retention will be equal to and deemed satisfied by the amount of the deductible or self-insured retention. The Reinsurer will then be liable for 100% of the amount by which the Ultimate Net Loss exceeds the Company's retention, inclusive of the deductible or self-insured retention. However, the liability of the Reinsurer will never exceed the difference between $5,000,000 and the Company's retention, each Loss Occurrence.

If a Loss Occurrence involves more than one Policy, at least one Policy of which contains a deductible or self-insured retention, the amount of the Ultimate Net Loss to which the retention and limit of this Contract apply will be calculated as the amount of Ultimate Net Loss from each Policy after application of the deductible or self-insured retention plus the lesser of $1,000,000 or the sum of the deductibles and/or self-insured retentions for all Policies contributing to the Loss Occurrence. The sum of the deductibles and/or self-insured retentions for all Policies contributing to the Loss Occurrence will contribute to the satisfaction of the Company's retention. The Reinsurer will then be liable for 100% of the amount by which the loss exceeds the Company's retention of $1,000,000 inclusive of the sum of the deductibles and/or self-insured retentions. However, the liability of the Reinsurer will never exceed $4,000,000, each Loss Occurrence.

For purposes of this Contract, "deductibles" will mean any insurance plan, however denominated, where the insured participates in, and is responsible for, reimbursing the Company for losses up to a specified limit. "Self Insured Retentions" will mean any insurance plan, however denominated, where the Company provides coverage in excess of a specified per claim or per occurrence amount.

For the purposes of this Contract, all deductibles or self insured retentions will be deemed to apply on an each Occurrence basis, exclusive of Loss Expenses, regardless of the structure of the actual deductible or self insured retention and irrespective of aggregate limitations to the insured's liability, if any.

In order for coverage to attach hereunder, all losses must be reported to the Reinsurer before 84 months after the expiration of this Contract (being before October 1, 2013).

                                    ARTICLE 3

AGGREGATE LIMIT AND TERRORISM/OCCUPATIONAL DISEASE/CUMULATIVE TRAUMA SUBLIMIT

The Reinsurer's maximum liability under this Contract, after application of the Retention and Limit Article, will not exceed $16,000,000 as described in the Reinstatement Article, and is further subject to the following sublimits:


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A.   Terrorism Sublimit: It is understood that the Terrorism Risk Insurance Act of 2002 (hereinafter called "TRIA") exclusion does not apply to the first $8,000,000 of TRIA reinsurance loss recoverable from two or more Loss Occurrences, subject to a limit of $4,000,000 each Loss Occurrence (other than losses from biological, chemical, radioactive or nuclear incidents as defined in the Exclusions Article, which are absolutely excluded).

     In the event TRIA is not extended or renewed the aforementioned sublimits and terms shall apply to other foreign terrorism as defined in Exclusion G.2.

B. $4,000,000 for losses arising out of, or caused by occupational disease or other disease or cumulative trauma.

                                    ARTICLE 4

TERM

This Contract will become effective 12:01 a.m., Local Standard Time, October 1, 2005, and will remain in full force and effect for twelve months, expiring 12:01 a.m., Local Standard Time, October 1, 2006 applying to Loss Occurrences commencing during the term of this Contract.

Should this Contract expire while a loss subject to hourly limitations covered hereunder involving natural disasters or occupational disease (including cumulative trauma) is in progress, the Reinsurer shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Contract expired the day following the conclusion of the loss in progress.

At expiration, the Company may opt for run-off until the earlier of the expiration or next renewal of Policies in force at expiration, but in no event longer than 12 months, plus odd time, not to exceed 18 months in all from the date of the expiration of this Contract. The premium applicable to the run-off period shall be at the rate set forth in this Contract multiplied by the Gross Net Earned Premium Income earned during each calendar quarter of the run-off period for Policies in force as of the expiration date of this Contract. Such premium shall be payable no later than 30 days after the end of each calendar quarter during the run-off period.

In the event this Contract expires on a run-off basis, the Reinsurer's liability hereunder shall continue if the Company is required by statute or regulation to continue coverage, until the earliest date on which the Company may cancel the Policy.


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                                    ARTICLE 5

SPECIAL TERMINATION

A. The Company may terminate the Reinsurer's share in this Contract at any time by giving the Reinsurer 15 days written notice in advance of the effective date of termination, in the event any of the following circumstances occur:

     1. The Reinsurer's policyholders' surplus at the inception of this Contract has been reduced by more than 25% of the amount of surplus 12 months prior to that date.

     2. The Reinsurer's policyholders' surplus at any time during the term of this Contract has been reduced by more than 25% of the amount of surplus at the date of that party's most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract.

     3. The Reinsurer has become merged with, acquired by or controlled by any other company, corporation, or individual(s) not controlling that party's operations previously.

     4. A state insurance department or other legal authority has ordered the Reinsurer to cease writing business.

     5. The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or proceedings have been instituted against the Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

     6. The Reinsurer's A.M. Best's rating has been assigned or downgraded below A- and/or its Standard & Poors rating has been assigned or downgraded below BBB+.

     7. The Reinsurer has reinsured its entire liability under this Contract without the Company's prior written consent.

     8. The Reinsurer has voluntarily ceased assuming new and renewal property and casualty treaty reinsurance business.

B. In the event of such termination, the liability of the Reinsurer shall be terminated in accordance with the provisions of the Term Article.

C. In the event of such termination, the Company has the option to require the Reinsurer to immediately provide funding of any liabilities as set forth in the Loss Funding Article. This paragraph does not apply to any Reinsurer to the extent that the Reinsurer provides funding under the Loss Funding Article or maintains a trust fund, approved by the regulatory authorities having jurisdiction over the Company's credit for reinsurance, for the


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

     payment of claims of the Reinsurer's U.S. ceding insurers, or Reinsurers who have an A.M. Best's Financial Strength Rating of A+ or better at the inception of this Contract.

D. In the event of such termination, the Reinsurer shall receive reinsurance premium, including any minimum reinsurance premium stated in the Contract, pro rata based on the period of their participation hereon. Reinstatement premium, if any, shall be based on the reinsurance premium for the full term of this Contract that the Reinsurer would have participated on had the Reinsurer not been terminated.

                                    ARTICLE 6

TERRITORY

The territorial scope of this Contract will follow that of the Company's
Policies.

                                    ARTICLE 7

WARRANTY

It is warranted for purposes of this Contract that the maximum Policy limit as respects Employers' Liability coverages will be $1,000,000, except as respects the State of Hawaii, which will be $2,000,000, or so deemed.

                                    ARTICLE 8

EXCLUSIONS

This Contract does not cover:

A. Reinsurance assumed, except where the Policy is originally underwritten by the Company and assumed by the Company.

B. Business excluded by the Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A., No. 08-31-.1.

C.   Financial Guarantee and Insolvency.

D.   War, as follows:

     As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.


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

     This War Exclusion shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union, the District of Columbia, and including bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under Policies containing a standard war or hostilities or warlike operations exclusion clause.

E. Pools, Associations and Syndicates, except losses from Assigned Risk Plans or similar plans are not excluded.

F. All liability of the Company arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

G.   Terrorism as follows:

     1. This Contract shall exclude any "Insured Loss" resulting from an "Act of Terrorism", both terms as defined in Section 102 of the Terrorism Risk Insurance Act of 2002 ("TRIA"). During the term of this Agreement, if TRIA is extended, renewed or succeeded without interruption or adaptation beyond Program Year 3 (as defined in TRIA) this exclusion shall remain in full force and effect.

     2. In any other event, loss or damage resulting from any "Act of Terrorism" as defined in this paragraph 2., or any threat thereof, will not be covered hereunder. An "Act of Terrorism" will be defined as:

          a.   a violent act or an act that is dangerous to:

               i.   human life; or

               ii.  property; or

               iii. infrastructure;

          b. that has resulted in damage within the United States of America, or outside of the United States in the case of

               i. an air carrier (as defined in section 40102 of title 49, United States Code); or


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               ii.  a vessel (United States flag vessel or vessel based
                    principally in the United States, on which United States income tax is paid and whose insurance coverage is subject to regulation in the United States); or

               iii. the premises of a United States mission;

               and

          c. has been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce or put in fear the civilian population of the United States or to influence the policy or affect the conduct of the Government of the United States of America by coercion;

     3. Any acts of terrorism not falling within the definition of "Act of Terrorism" set forth in TRIA or, if TRIA is not extended, renewed or succeeded, not falling within the "Act of Terrorism" definition set forth in paragraph 2., above, shall be covered hereunder provided, in either case, that such loss or damage occurs in a line of insurance otherwise covered by this Contract.

     4. If TRIA is not extended, renewed or succeeded, any acts of terrorism are to be declared by either the Director of the Federal Bureau of Investigation (or the designee thereof) and/or the Director of the Department of Homeland Security (or the designee thereof); however, whether the act of terrorism is covered under this Contract will be determined by the parties with reference to the "Act of Terrorism" as defined in paragraph 2.

     5. If no determination has been made as required in paragraph 4. and the Reinsurer asserts that the loss is caused by an "Act of Terrorism" as defined in paragraph 2.a. through 2.c., whether the act constitutes an "Act of Terrorism" and is excluded hereunder will be determined by the parties in accordance with the definition of "Act of Terrorism", set forth in paragraphs 2.a. through 2.c.

     6. This Contract also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any "Act of Terrorism", set forth in paragraphs 2.a. through 2.c. However, this exclusion shall not apply to loss or liability resulting from remedial, restorative or clean-up actions which are made subsequent to the inception of any Act of Terrorism.

     7. Notwithstanding any other provision in this Contract, in no event will this Contract provide coverage for loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear explosion, pollution, contamination and/or fire following thereon.


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

                                    ARTICLE 9

PREMIUM

A. The Company will pay the Reinsurer a deposit premium of $3,850,000 for the term of this Contract, to be paid in the amount of $962,500 on the first day of each calendar quarter.

B. Within 60 days following the expiration of this Contract, the Company will calculate a premium at a rate of 1.950% multiplied by the Company's Gross Net Earned Premium for this Contract. Should the premium so calculated exceed the deposit premium paid in accordance with Paragraph A. above, the Company will immediately pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium, the Reinsurer will immediately pay the Reinsurer will immediately pay the Company the difference subject to a minimum premium of $3,080,000.

                                   ARTICLE 10

CONTINGENT PROFIT COMMISSION

Any time within twenty-four months from the expiration of this Contract, the Company may exercise the option to commute this Contract as respects any and all losses covered under this Contract.

Upon such commutation, the Reinsurer hereon agrees to pay a contingent profit commission to the Company equal to 35% of the profits made under this Contract.

For the purposes of this Contract, profits shall mean:

A.   All reinsurance premiums paid by the Company to the Reinsurer; less,

B. Reinsurance loss and loss expenses paid by the Reinsurer and received by the Company; less,

C.   A Reinsurer's expense factor equal to 25% of reinsurance premium paid.

The Contingent Profit Commission will be paid simultaneously with commutation, thus constituting a complete and final release of the Reinsurer in respect of any and all losses covered under this Contract.

Should this Contract expire on a run-off basis, wherein the Reinsurer is liable for losses occurring after the date of expiration, then such run-off period will be considered as part of the Contract period for purposes of the Contingent Profit Commission, and the calculation date will be extended to not later than 36 months following the expiration date of this Contract.


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

                                   ARTICLE 11

REINSTATEMENTS

Loss payments under this Contract will reduce the limit of coverage afforded by the amounts paid, but the first $4,000,000 limit of coverage will be reinstated from the time of the occurrence of the loss without payment of additional premium.

As respects the second and third reinstatements of the limit of coverage, loss payments under this Contract will reduce the limit of coverage afforded by the amounts paid, but the limit of coverage will be reinstated from the time of the occurrence of the loss, and for each amount so reinstated, the Company agrees to pay an additional premium calculated at pro rata of 50% of the Reinsurer's premium for the term of this Contract, being pro rata only as to the fraction of the face value of the second and third limits of coverage under this Contract (i.e., the fraction of the second and third $4,000,000 limits) so reinstated.

Nevertheless, the Reinsurer's liability hereunder shall never exceed the limits described in the Aggregate Limit and Terrorism/Occupational Disease/Cumulative Trauma Sublimits Article or $4,000,000 in respect of any one Loss Occurrence and, subject to the limit in respect of any one Loss Occurrence, shall be further limited to $16,000,000 during the term of this Contract by reason of any and all claims arising hereunder.

If at the time of a loss settlement hereon the reinsurance premium, as calculated in accordance with the Premium Article, is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the reinsurance premium is finally established.

                                   ARTICLE 12

REPORTS

Within 60 days following the expiration of this Contract, the Company will furnish the Reinsurer with the following information:

A.   Gross Net Earned Premium of the Company for the term of this Contract.

B. Any other information which the Reinsurer may require to prepare its Annual Statement which is reasonably available to the Company.


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                                   ARTICLE 13

DEFINITIONS

A. The term "Ultimate Net Loss" as used in this Contract will mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include 90% of any Extra Contractual Obligation award (and expense) as defined in the Extra Contractual Obligations Article, 90% of any Loss in Excess of Policy Limits award as defined in the Loss In Excess of Policy Limits Article, expenses of litigation and interest, claim-specific declaratory judgment expenses, and all other loss expense of the Company including, but not limited to, subrogation, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries, including recoveries under all insurances or reinsurances which inure to the benefit of this Contract (whether recovered or not), will be first deducted from such loss to arrive at the amount of liability attaching hereunder.

     All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder will be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments will be made by the parties hereto.

     For purposes of this definition, the phrase "becomes liable to pay" will mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

     The phrase "claim-specific declaratory judgment expense" as used in this Contract will mean all expenses incurred by the Company in connection with declaratory judgment actions that are brought to determine the Company's defense and/or indemnification obligations and that are allocable to specific Policies and claims subject to this Contract. Claim specific declaratory judgment expense will be deemed to have been fully incurred by the Company on the date of the actual or alleged loss under the Policy giving rise to the action.

     Whenever the Company is required, or elects, to purchase an annuity, or to negotiate a structured settlement, either in satisfaction of a judgment, or in an out-of-court settlement, or otherwise, the sum of:

     1. the cost of the annuity or the structured settlement, as the case may be; and,

     2. the amount of any expense or interest recoverable from the Reinsurer, in accordance with the first paragraph of this definition,

     will, subject to the other provisions of the Loss Occurrence definition, be deemed the Company's Ultimate Net Loss; however, the cost of any annuity may be included only if


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

     the issuer of the annuity has, at the time of the purchase of such annuity, a rating of B+ or better assigned by A. M. Best Co. Inc.

     The terms "annuity" or "structured settlement" will be understood to mean any insurance policy, lump sum payment, agreement or device of whatever nature resulting in the payment of a lump sum by the Company in settlement of all future liabilities which may attach to it as a result of a Loss Occurrence.

     In the event the Company purchases an annuity which inures in whole or in part to the benefit of the Reinsurer, it is understood that the liability of the Reinsurer is not released thereby. In the event the Company is required to provide benefits not provided by the annuity, for whatever reason, the Reinsurer will pay its proportional share of any loss.

     Errors and Omissions Insurance which may now or in the future be carried by the Company will inure to the benefit of this Contract, and any recoveries therefrom will first be deducted in arriving at the Ultimate Net Loss hereunder.

     Nothing in this clause will be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

B. The term "Loss Occurrence" as used in this Contract will mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event, except that:

     1.   a.   With respect to an occupational disease or other disease or cumulative trauma suffered by an employee, and for which an employer is liable, such occupational disease or other disease or cumulative trauma will be deemed a separate Loss Occurrence. The date of loss will be the date when compensable disability begins and at no other date.

          b. If the Company shall sustain more than one loss arising from an occupational or other disease or cumulative trauma from one specific kind or class, suffered by more than one employee of the same employer, the Company will aggregate into the same Loss Occurrence all of the occupational or other disease or cumulative trauma losses on an each employer, claims made basis (as respects claims made to the Company within this Contract period). The date of loss for each Loss Occurrence will be the date the first claim is made to the Company.

               Additional employee claims attributable to the same Loss Occurrence will be included only if reported to the Reinsurer on or before 36 months following the date of loss. However, in the event a claim is presented in accordance with this section, the Reinsurer will not be liable for any additional employee claims in subsequent Contract periods for the same disease/employer.

               Occupational or other disease or cumulative trauma coverage is afforded hereunder only to claims made under the Company's first Policy written for an


                                    13 of 31

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               insured or to Policies written 36 months prior to the inception of this Contract, whichever is less.

          c. The terms "occupational or other disease" and "cumulative trauma" as used in this Contract will be as defined by applicable state statutes, regulations or Federal Law.

          d. The term "one specific kind or class" as used in the Contract will be defined as each chemical, physical or biological factor or condition actively causing a disease or injury.

     2. Multiple "Acts of Terrorism" not otherwise excluded hereunder, which occur within a 96-hour period and which have been determined by the Director of the Federal Bureau of Investigation (or the designee thereof) and/or the Director of the Department of Homeland Security (or the designee thereof) or other federal agency to have been carried out in concert or to have a related purpose or common leadership, shall be considered to be one Loss Occurrence for the purposes of this Contract. In the absence of such determination by the Director of the Federal Bureau of Investigation (or the designee thereof) and/or the Director of the Department of Homeland Security (or the designee thereof) or other federal agency, the Company shall have the option of aggregating all such Acts of Terrorism which occur within a 96 hour period as one Loss Occurrence, regardless of their location. The beginning of the 96 hour period shall be determined by the Company. However, should the Director of the Federal Bureau of Investigation (or the designee thereof) and/or the Director of the Department of Homeland Security (or the designee thereof) or other federal agency determine that such Acts of Terrorism have not been carried out in concert or do not have a related purpose or common leadership, then such Acts of Terrorism shall be considered separate Loss Occurrences for the purpose of this Contract.

C. The term "Gross Net Earned Premium" as used in this Contract will mean the Gross Earned Premium of the Company's Policies reinsured hereunder, after adjustments for applicable rating bureau experience debits or credits, schedule or other underwriting credits or debits, Compensating Balance Plan credits, and premium discount; however, prior to dividends, deductible credits, self-insured retention credits for excess Policies over self-insured retentions, and any premium adjustments for loss sensitive Policies, less returned premium for cancellation and reductions, and less premium for reinsurance that inures to the benefit of this Contract.

D. The term "Policy" as used in this Contract will mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.


                                    14 of 31

                                   ARTICLE 14

NET RETAINED LINES

This Contract applies only to that portion of any insurances or reinsurances covered by this Contract which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Contract attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account will be included, it being understood and agreed that the amount of the Reinsurer's liability hereunder in respect of any loss or losses will not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise. It is also understood that the Company may carry Quota Share reinsurance and underlying Excess of Loss reinsurance on its net retained liability, recoveries from which will be disregarded for purposes of this Contract.

The Company is granted permission to purchase facultative reinsurance for an amount in excess of its net retained liability, recoveries from which will inure to the benefit of the Reinsurer hereon.

                                   ARTICLE 15

EXTRA CONTRACTUAL OBLIGATIONS

This Contract will protect the Company, subject to the Reinsurer's limit of liability appearing in the Retention and Limit Article of this Contract, where the loss includes any Extra Contractual Obligations as provided for in the definition of Ultimate Net Loss. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Contract and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company will be deemed, in all circumstances, to be the date of the original Loss Occurrence.

However, this Article will not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


                                    15 of 31

                                   ARTICLE 16

LOSS IN EXCESS OF POLICY LIMITS

In the event the Ultimate Net Loss includes an amount in excess of the Company's Policy limit, the amount of such loss, as provided for in the definition of Ultimate Net Loss, in excess of the Company's Policy limit will be added to the amount of the Company's Policy limit, and the sum thereof will be considered as one Loss Occurrence, subject to the Reinsurer's limit of liability for one Loss Occurrence appearing in the Retention and Limit Article of this Contract. Coverage under this paragraph extends only to loss that would have been covered had the limit of liability of the insured's Policy been adequate.

"Loss in Excess of Policy Limits" is defined as loss in excess of the Company's original Policy, such loss in excess of the original Policy having been incurred because of, but not limited to, failure by it to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, coverage under this Contract for Loss in Excess of Policy Limits will not apply where such loss in excess of the original Policy limits has been incurred due to fraud by a member of the Board of Directors or of a corporate officer of the Company acting individually or collectively or in collusion with any other organization or party involved in the presentation, defense or settlement of any claim covered under this Contract.

                                   ARTICLE 17

LEGALITY

Should the law of a political entity having jurisdiction over a party to this Contract be in conflict with a portion or portions of this Contract such portion or portions will be amended to the extent necessary to conform with the law, and the balance of this Contract will remain unaltered and binding between the parties.

                                   ARTICLE 18

LOSS FUNDING

This Article is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.

As regards Policies issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance department or set up on its books


                                    16 of 31
reserves for losses covered hereunder on Policies subject to this Contract, which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to them.

The Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank chosen by the Reinsurer and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurer's proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss expenses relating thereto, and Incurred But Not Reported loss and loss expense as shown in the statement prepared by the Company.

The Letter of Credit shall be "Evergreen" and shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date, the bank shall notify the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

The Company, or its successors in interest, undertakes to use and apply any amounts which it may draw upon such Credit pursuant to the terms of the Contract under which the Letter of Credit is held, and for the following purposes only:

A. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any liability for loss reinsured by this Contract, the payment of which has been agreed by the Reinsurer and which has not otherwise been paid.

B. To make refund of any sum that is in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Contract.

C. In the event of expiration of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto, and Incurred But Not Reported loss and loss expense under this Contract. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer. It is understood and agreed that this procedure will be implemented only in exceptional circumstances and that, if it is implemented, the Company will ensure that a rate of interest is obtained for the Reinsurer on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Company will account to the Reinsurer on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurer.

The bank chosen for the issuance of the Letter of Credit shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.


                                    17 of 31

At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto, and Incurred But Not Reported loss and loss expense on Policies subject to this Contract. If the statement shows that the Reinsurer's share of such losses and allocated loss expenses, exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses, and Incurred But Not Reported loss and loss expense relating thereto is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

NOTE:--Wherever used herein the term "State" shall be understood to mean the state, province or Federal authority having jurisdiction over the Company's loss reserves.

                                   ARTICLE 19

CALIFORNIA SB 2093 COMPLIANCE

Any Reinsurer that has gained admission to transact Workers Compensation reinsurance business in the State of California, or that is reinsuring the injury, disablement, or death portions of Policies of Workers Compensation insurance in the State of California under the class of disability insurance, shall comply with all applicable provisions of California Insurance Code Sections 11690-11703, revised. In the event of a delinquency proceeding, receivership or insolvency of the Company, the Insurance Commissioner of the State of California (the "Commissioner") shall have the right to draw on any sums from the Reinsurer's deposit that are necessary for the Commissioner to pay those reinsured claims and obligations, or to ensure their payment by the California Insurance Guarantee Association, deemed by the Commissioner due under this Contract, upon failure of the Reinsurer for any reason to make payments under this Contract. The Commissioner shall give 30 days' notice prior to drawing upon these funds of an intent to do so. Notwithstanding the Commissioner's right to draw on these funds, the Reinsurer shall otherwise retain its right to determine the validity of those claims and obligations and to contest their payment under this Contract. Prior to a Reinsurer's deposit being drawn upon, in whole or in part, the Insurance Department of the State of California (the "Department") shall provide the Reinsurer with an explanation of procedures that the Reinsurer may use to explain to the Department why the use of the Reinsurer's deposit may not be appropriate under this Contract.


                                    18 of 31

                                   ARTICLE 20

DELAYS, ERRORS OR OMISSIONS

Any inadvertent delay, omission or error will not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery. Nevertheless, this Article shall not apply with respect to loss reports rendered to the Reinsurer beyond the period required to afford coverage in accordance with the Retention and Limit Article.

                                   ARTICLE 21

ENTIRE AGREEMENT

This Contract constitutes the entire agreement between the parties with respect to the business reinsured hereunder, and there are no understandings between the parties other than as expressed in this Contract. Any change or modification to this Contract will be made by written amendment to this Contract and signed by the parties hereto.

                                   ARTICLE 22

ACCESS TO RECORDS

The Reinsurer or its duly accredited representatives will have access to the books and records in the possession of the Company on matters reasonably relating to this Contract at all reasonable times for the purpose of obtaining information concerning this Contract or the subject matter hereof.

                                   ARTICLE 23

INSOLVENCY

In the event of the insolvency of the Company, reinsurance under this Contract shall be payable by the Reinsurer on the basis of the liability of the Company under Policy or Policies reinsured without diminution because of the insolvency of the Company, to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except when the Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.


                                    19 of 31

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

When two or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.

Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this reinsurance Contract any sums which are due to the Reinsurer by the Company under this reinsurance Contract and which are payable at a fixed or stated date as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

                                   ARTICLE 24

ARBITRATION

As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Contract will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire meeting in Seattle, Washington.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Underwriters at Lloyd's, London, not under the control or management of either party to this Contract. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three of whom the other shall decline two, and the decision shall be made by drawing lots.


                                    20 of 31

The claimant shall submit its initial brief within 45 days from appointment of the umpire. The respondent shall submit its brief within 45 days thereafter, and the claimant may submit a reply brief within 30 days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

                                   ARTICLE 25

TAXES

A. In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.   1.   Each Reinsurer has agreed to allow, for the purpose of paying the
          Federal Excise Tax, 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

     2. In the event of any return of premium becoming due hereunder, the Reinsurer shall deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

                                   ARTICLE 26

CURRENCY

The currency to be used for all purposes of this Contract will be United States of America currency.


                                    21 of 31

                                   ARTICLE 27

SERVICE OF SUIT

A. This Article applies only to those Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B. This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C. In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D. Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E. Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                   ARTICLE 28

OFFSET

The Company or the Reinsurer shall have and may exercise, at any time and from time to time, the right to offset any balance or balances whether on account of premiums or on account of


                                    22 of 31
losses or otherwise, due from one party to the other party hereto under the terms of this Contract. The party asserting the right of offset shall have and may exercise such right whether acting in the capacity of assuming reinsurer or as ceding insurer.

                                   ARTICLE 29

LOSS NOTICES AND SETTLEMENTS

The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer, such advices to include any claim for which the reserve is 50% or more of the Company's retention and, irrespective of the reserve or of any question on liability or coverage, any claim falling within the following categories:

A.   Fatalities.

B.   Bodily injuries involving:

     1.   brain injuries resulting in impairment of physical functions,

     2. spinal injuries resulting in partial or total paralysis of upper or lower extremities,

     3. amputations of major limbs or permanent loss of use of upper or lower extremities,

     4.   severe burn cases.

C. The Company will also advise the Reinsurer promptly as respects all other injuries which are likely to result in a permanent disability rating of 50% or more, if in the Company's opinion such injuries will involve the Reinsurer.

Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurer under this Contract, provided the Company informs the Reinsurer of such omission promptly upon discovery, however, the provisions of the Delays, Errors or Omissions Article shall remain paramount.

The Reinsurer agrees to abide by the loss settlements of the Company, it being understood, however, that when so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements immediately upon receipt of proof of loss from the Company.


                                    23 of 31

The Company may give the Reinsurer written notice of its intentions to pay a loss on a certain date, and may demand payment of the Reinsurer's share of same concurrently with payment by the Company to its insured(s), provided however, the Company gives at least 15 days advance written notice of the date on which the Company intends to pay the loss to its insured(s), demanding receipt of the Reinsurer's share of such loss by such day.

The Reinsurer will pay its share of such loss notwithstanding any question or objection it might have as to whether it is liable for its respective share of such loss under the terms and conditions of this Contract, provided that the Company has provided such information as is required to complete the loss memorandum form with respect to such loss. Notwithstanding the foregoing, payment of such an amount claimed due by the Company will not constitute a waiver of a Reinsurer's right to request any amount so paid be returned to the Reinsurer if it is later found that under the terms and conditions of this Contract the Reinsurer was not liable for such amount claimed to be due by the Company. The Company immediately will return to any such Reinsurer any such amount paid by the Reinsurer that the Reinsurer was not liable to pay under terms and conditions of this Contract.

                                   ARTICLE 30

FEDERAL TERRORISM EXCESS RECOVERY

A. A pro rata share of the amount, if any, by which financial assistance paid to the Company under the Terrorism Risk Insurance Act of 2002 ("TRIA") for Acts of Terrorism occurring during any one Program Year, combined with the Company's total private-sector reinsurance recoveries for such Acts of Terrorism, exceeds the amount of Insured Losses paid by the Company for such Acts of Terrorism, shall be reimbursed by the Company to the Reinsurer. Such pro rata share shall be calculated by dividing:

     1. the Reinsurer's payment under this Contract of Insured Losses for the Program Year; by

     2. the Company's total private-sector reinsurance recoveries arising from all Act(s) of Terrorism covered under TRIA during the Program Year.

B. Payment shall be made as promptly as possible after the Company's receipt of any recovery in excess of its Insured Losses. The Company shall provide the Reinsurer with all necessary data respecting the transactions covered under this Article.

C. Such payment to the Reinsurer shall apply unless disallowed by the U.S. Department of the Treasury.

D. "Act of Terrorism", "Insured Losses" and "Program Year" shall follow the definitions provided in TRIA.


                                    24 of 31

                                   ARTICLE 31

COMMUTATION

This Article will only take effect should the parties hereto mutually agree to commute losses under this Contract. There will be no obligation on the part of either party to so commute.

In respect of all losses known to the Company which may have not been finally settled and which have exceeded the Company's retention under this Contract, at any time after seven years following the expiration of this Contract and upon mutual agreement of the Company and the Reinsurer, said loss (including loss expenses) may be commuted. The amount so commuted will be based on the amount of loss which exceeds the Company's retention, and will be determined by employing one of the following alternatives:

A.   A present value calculation based on the following:

     1. Indemnity benefits discounted for mortality and the time value of money. Medical benefits based upon the Company's evaluation of long-term medical care and rehabilitation requirements valued at current cost levels, escalated at the average Medical Care Consumer Price Index for the applicable region (CPIMC) and discounted for mortality and the time value of money. The average CPIMC will be taken over the five most recent (as of the time of commutation) September 30th values of the CPIMC.

     2. The time value of money will be taken as the average five-year U.S. Treasury Note yield. The average will be taken over the five most recent (as of the time of commutation) September 30th values of the yield.

     3. Mortality will be based on the most recent U.S. Life Table (at the time of commutation) unless medical evidence specific to an individual case indicates that a reduced life expectancy would be appropriate.

B. The Company may purchase (or obtain a quotation for) an annuity from any carrier who is "A" Class VIII or better rated by A. M. Best Company.

The Reinsurer's proportion of the amount determined will be considered their total liability for such loss and the lump sum payment thereof will constitute a complete release of the Reinsurer from their liability for such loss.

The Company and the Reinsurer agree that, should a loss not in excess of the Company's retention at the time of commutation subsequently exceed the Company's retention at some future date, such loss may be subject to commutation on the basis outlined above.

This Commutation Article will survive the expiration of this Contract.


                                    25 of 31

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                                   ARTICLE 32

SPECIAL ACCEPTANCES

The Company may submit to the Reinsurer, for special acceptance hereunder, business not covered by this Contract. If said business is accepted by the Reinsurer, it will be subject to the terms of this Contract, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance agreement being replaced by this Contract will be automatically covered hereunder. Further, should the Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, they will automatically accept same as being a part of this Contract.

                                   ARTICLE 33

MODE OF EXECUTION

A.   This Contract may be executed by:

     1.   An original written ink signature of paper documents.

     2. An exchange of facsimile copies showing the original written ink signature of paper documents.

     3. Electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person's handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B. The use of any one or a combination of these methods of execution will constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, will be deemed an original.

                                   ARTICLE 34

INTERMEDIARY

Guy Carpenter & Company, Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto will be transmitted to the Reinsurer or the Company through Guy Carpenter & Company, Inc., One Convention Place, 701 Pike Street, Suite 2000, Seattle, Washington 98101. Payments by the Company to the Intermediary will be deemed to constitute payment to the


                                    26 of 31

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Reinsurer. Payments by the Reinsurer to the Intermediary will be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.


                                    27 of 31

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this _____ day of __________, in the year of
________.

                           SEABRIGHT INSURANCE COMPANY

                                   ----------

        WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY $4,000,000 EXCESS OF $1,000,000 PER OCCURRENCE EXCESS OF LOSS REINSURANCE CONTRACT


                                    28 of 31

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NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured," "Reinsured," "Company," or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

     (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     LIMITED EXCLUSION PROVISION.*

     I. It is agreed that the policy does not apply under any liability coverage,

             ( injury, sickness, disease, death   with respect to which an
          to ( or destruction bodily              insured under the policy is
             ( injury or property damage          also an insured under a
             (                                    nuclear

          energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

     BROAD EXCLUSION PROVISION.*

     It is agreed that the policy does not apply:

                                           ( injury, sickness, disease, death
     I.   Under any Liability Coverage, to ( or destruction bodily injury or
                                           ( property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or


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          (b)  resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating

          to ( Immediate medical or surgical relief   to expenses incurred with
             ( first aid,                             respect

             ( Bodily injury, sickness, disease or    resulting from the
          to ( death bodily injury                    hazardous properties of
             (                                        nuclear material and

          arising out of the operation of a nuclear facility by any person or organization.

                                           ( injury, sickness, disease, death
     III. Under any Liability Coverage, to ( or destruction bodily injury or
                                           ( property damage

          resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

                   ( injury, sickness, disease,    arises out of the furnishing
          (c)  the ( death or destruction bodily   by an insured of services,
                   ( injury or property damage

               materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only

                  ( injury to or destruction of property at such nuclear
               to ( facility. property damage to such nuclear facility and any
                  ( property thereat.

     IV.  As used in this endorsement:

          "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "NUCLEAR FACILITY" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,


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          and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

          With respect to injury to or destruction of property, the word "injury" or destruction "property damage" includes all forms of radioactive contamination of property. includes all forms of radioactive contamination of property.

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

* NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.


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